UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2010
Date of Report (Date of earliest event reported)

GREENWOOD GOLD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	00053614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 S.W. Martin Highway Palm City, Florida	34990
(Address of principal executive offices)	(Zip Code)

(772) 288-2775
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

Effective on December 15, 2010, Gary D. Alexander (the “Seller”), the recold holder of an aggregate 3,000,000 shares of common stock Greenwood Gold Resources, Inc., a Nevada corporation (the “Company”), entered into a share purchase agreement dated December 3, 2010 (the “Share Purchase Agreement”) with Branislav Jovanovic (the “Buyer”). In accordance with the terms and provisions of the Share Purchase Agreement, the Seller sold the 3,000,000 shares of restricted common stock of the Company to the Buyer at a price of $0.01 per share for a total purchase price of $30,000.00. The sale and purchase of the 3,000,000 shares of common stock of the Company constitutes 47.4% of the total  issued and outstanding shares. The Company shall issue an additional 500,000 shares of restricted common stock to the Buyer pursuant to the appointment of the Buyer as the sole officer and director of the Company. This will result in the equity ownership by the Buyer of 51.3% of the total issued and outstanding shares of the Company. Thus, a change in control of the Company has occurred. The source of funds used by Buyer to acquire the 3,000,000 shares of common stock of the Company was personal funds. There are no arrangements or understandings between the Buyer and Seller and their respective associates with respect to election of directors or other matters.

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Current Report are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Officers and Directors:
Branislav Jovanovic	3,500,000	51.3%
19 Tuscarora Way N.W.
Calgary, Alberta
Canada T3L 2H1
10% or Greater Owners
Branislav Jovanovic 19 Tuscarora Way N.W. Calgary, Alberta Canada T3L 2H1	3,500,000	51.3%

(1)	Based on 6,827,750 shares of common stock issued and outstanding as of the date of this Current Report.

ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Company refers to Item 1.01 above, “Entry into a Material Agreement” concerning the change in control.

Following the Share Purchase Agreement and effective December 3, 2010; (i) Gary D. Alexander resigned as a member of the Board of Directors and as the President/Chief Exeuctive Officer, Secretary and Treasurer/Chief Financial Officer of the Company; (ii) Michael S. Alexander resigned as a member of the Board of Directors; and (iii) Branislav Jovanovic consented to act as a member of the Board of Directors and as the President/Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer of the Company.

The biographies of the new director and officer is set forth below as follows:

Branislav Jovanovic.  Since 2004, Mr. Jovanovic has served in numerous executive positions, including president/chief executive officer, and as a member of the board of directors for several publicly tranded companies. His executive positions has enabled Mr. Jovanovic to participate in several RTOs and to secure financing for working capital. Mr. Jovanovic has garnered considerable managerial and administrative skills while in his executive roles and provides a hands-on, efficient and dedicated approach towards achieving solutions. From 1990 through 1996, Mr. Jovanovic served as a total quality management leader for the Westin Hotel in Calgary, Alberta. His primary responsibilities included the exploration and implementation of waste and recycling solutions. tMr. Jovanovic earned a degree in hotel management in 1996 from SAIT.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Effective December 3, 2010, the Board of Directors authorized the issuance of an aggregate of 500,000 shares of its restricted common stock to Mr. Jovanovic at a per share price of $0.001. The  aggregate 500,000 shares of common stock were issued to Mr. Jovanovic pursuant to his consent and appointment as the sole member of the Board of Directors and as the President/Chief Executive, Secretary and Treasurer/Chief Financial Officer of the Company. The shares were issued in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Mr. Jovanovic acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 6,827,750 shares of common stock issued and outstanding.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Share Purchase Agreement (1)

(1) Incorporated by reference to the Schedule 13D as an exhibit filed with the Securities and Exchange Commission on December 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD GOLD RESOURCES, INC.
DATE: December 21, 2010	/s/: Branislav Jovanovic
Name: Branislav Jovanovic
President/Chief Executive Officer